Exhibit 4.1

FIRST AMENDMENT AND CONSENT

TO THE CREDIT AGREEMENT

FIRST AMENDMENT, dated as of September 26, 2006 (this “Amendment”), to the Credit Agreement, dated as of June 28, 2006 (the “Credit Agreement”), by and among POPE & TALBOT, INC., a Delaware corporation (the “Parent”), POPE & TALBOT LTD., a Canadian corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN BROTHERS INC., as sole arranger and sole bookrunner (in such capacity, the “Arranger”), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the “Syndication Agent”), WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), ABLECO FINANCE LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and ABLECO FINANCE LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent” and together with the Administrative Agent and the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Government of Canada and the Government of the United States have negotiated a Softwood Lumber Agreement (as amended, the “Softwood Lumber Agreement”) pursuant to which the United States Customs and Border Protection (the “USCBP”) has agreed to liquidate certain entries of softwood lumber and, upon their liquidation, to refund cash deposits of countervailing duty and anti-dumping duties to the Parent and the Borrower (collectively, the “Cash Deposit Refunds”), together with accrued interest on the Cash Deposit Refunds;

WHEREAS, the Government of Canada, through its agent, Export Development Canada (“EDC”), has agreed to enter into agreements with the Parent, the Borrower and certain other importers for the purchase of the designated cash deposits to be refunded by the USCBP and accrued interest on such deposits;

WHEREAS, the Parent and the Borrower have informed the Agents that they plan to enter into a Softwood Lumber Agreement Cash Deposits Purchase and Sale Agreement (each, an “SLA Purchase and Sale Agreement”) which sets forth the terms upon which EDC will purchase, and the Parent and the Borrower will sell, the right, title and interest of the Parent and the Borrower in the Cash Deposit Refunds, together with the accrued interest on the Cash Deposit Refunds;

WHEREAS, the Parent and the Borrower have requested the Agents and the Required Lenders consent to the sale by the Parent and the Borrower of the Cash Deposit Refunds and accrued interest thereon and the Collateral Agent release its Lien on the Cash Deposit Refunds and accrued interest thereon; and

WHEREAS, the Agents and the Required Lenders are willing to enter into this Amendment in order to (i) consent to the sale by the Parent and the Borrower of the Cash

Deposit Refunds and accrued interest thereon and (ii) amend certain other terms and conditions of the Credit Agreement, in each case subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, the Parent, the Borrower, the Agents and the Required Lenders hereby agree as follows:

1. Capitalized Terms. Any capitalized term used herein which is defined in the Credit Agreement shall have the meaning assigned to it in the Credit Agreement.

2. Definitions.

(a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of the term “Asset Sale” and substituting therefor as follows:

“‘Asset Sale’: any Disposition of Property or series of related Dispositions of Property (x) with respect to which the aggregate amount of Net Cash Proceeds received by the Parent or any of its Subsidiaries exceeds $25,000 and (y) that is not a Disposition permitted by any of clauses (b), (c), (d), (e), (g), (i), (j), (k), (l) or (n) of Section 7.5.”

(b) Section 1.1 of the Credit Agreement is hereby amended by inserting a definition of the term “Borrower SLA Purchase and Sale Agreement”, in the appropriate alphabetical order, to read in its entirety as follows:

‘“Borrower SLA Purchase and Sale Agreement’: the Softwood Lumber Agreement Cash Deposits Purchase and Sale Agreement, dated on or about September 27, 2006, by and between the Borrower and EDC, as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.”

(c) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of the term “Duty Refunds” and substituting therefor as follows:

“‘Duty Refunds’: (i) refunds of countervailing and/or anti-dumping duties with respect to softwood lumber or other similar customs duties, in each case on deposit with the U.S. Treasury Department paid by a U.S. Governmental Authority to Parent, Borrower or any of their Subsidiaries or (ii) payments made by EDC (or another Canadian Governmental Authority) to Parent, Borrower or any of their Subsidiaries pursuant to, or in connection with, the SLA Purchase and Sale Agreements.”

(d) Section 1.1 of the Credit Agreement is hereby amended by inserting a definition of the term “EDC”, in appropriate alphabetical order, to read it its entirety as follows:

“‘EDC’: Export Development Canada, a corporation established by an act of the Parliament of Canada.”

(e) Section 1.1 of the Credit Agreement is hereby amended by inserting a definition of the term “First Amendment”, in appropriate alphabetical order, to read it its entirety as follows:

“‘First Amendment’: the First Amendment and Consent to the Credit Agreement, dated as of September 26, 2006, by and among, the Parent, the Borrower, the Lenders, the Arranger, the Syndication Agent and the Agents.”

(f) Section 1.1 of the Credit Agreement is hereby amended by inserting a definition of the term “Parent SLA Purchase and Sale Agreement”, in the appropriate alphabetical order, to read in its entirety as follows:

‘“Parent SLA Purchase and Sale Agreement’: the Softwood Lumber Agreement Cash Deposits Purchase and Sale Agreement, dated on or about September 27, 2006, by and between the Parent and EDC, as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.”

(g) Section 1.1 of the Credit Agreement is hereby amended by inserting a definition of the term “Purchased Duty Refund”, in the appropriate alphabetical order, to read in its entirety as follows:

“‘Purchased Duty Refund’: the “Purchased Refund” as defined in the SLA Purchase and Sale Agreements.”

(h) Section 1.1 of the Credit Agreement is hereby amended by inserting a definition of the term “SLA Purchase and Sale Agreements”, in the appropriate alphabetical order, to read in its entirety as follows:

‘“SLA Purchase and Sale Agreements’: collectively, the Borrower SLA Purchase and Sale Agreement and the Parent SLA Purchase and Sale Agreement.”

3. Mandatory Prepayments. Section 2.13(f) of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor as follows:

“(f) If, during any month the Parent or any of its Subsidiaries shall receive any Duty Refunds, then, (i) if such Duty Refunds are received other than pursuant to, or in connection with, either of the SLA Purchase and Sale Agreements, on the fifth Business Day of the immediately succeeding month, the Borrower shall prepay the Loans in an amount equal to 75% of the amount of all such Duty Refunds received during such month, net of any reasonable expenses incurred in collection thereof and net of any Canadian federal and provincial income taxes incurred in connection therewith calculated at the applicable

Canadian statutory rate (such amount to be applied as set forth in Section 2.13(g)) and (ii) if such Duty Refunds are received pursuant to, or in connection with, either of the SLA Purchase and Sale Agreements, within five Business Days of receipt of such Duty Refunds by the Parent or any of its Subsidiaries, the Borrower shall prepay the Loans in an amount equal to 75% of the amount of such Duty Refunds, net of any reasonable expenses incurred in collection thereof and net of any Canadian federal and provincial income taxes incurred in connection therewith calculated at the applicable Canadian statutory rate (such amount to be applied as set forth in Section 2.13(g)).”

4. Reporting Requirements. Section 6.2 of the Credit Agreement is hereby amended as follows:

(a) by deleting the word “and” at the end of subsection (i) thereof;

(b) by designating existing subsection (j) to be subsection (k); and

(c) by inserting after subsection (i) a new subsection (j) to read as follows:

“(j) (i) promptly after the receipt thereof, copies of any notice (including the Purchase Notice (as defined in the applicable SLA Purchase and Sale Agreement)), proposed amendment or other communication received by any Loan Party from EDC (or another Canadian Governmental Authority) in connection with either of the SLA Purchase and Sale Agreements, and (ii) promptly after execution and/or delivery thereof, copies of each legal opinion, agreement or other document delivered by any Loan Party in connection with either of the SLA Purchase and Sale Agreements; and”

5. Limitations on Liens. Section 7.3 of the Credit Agreement is hereby amended by deleting subsection (h) thereof in its entirety and by substituting therefor as follows:

“(h) Liens on the Purchased Duty Refund in favor of EDC;”

6. Limitation on Disposition of Property. Section 7.5 of the Credit Agreement is hereby amended as follows:

(a) by deleting the word “and” at the end of subsection (l) thereof;

(b) by replacing the period at the end of subsection (m) thereof with “; and”; and

(c) by adding the following new subsection (n) at the end of such Section:

“(n) the sale or other disposition of the Purchased Duty Refund to EDC pursuant to the SLA Purchase and Sale Agreements.”

7. Limitation on Optional Payments and Modifications of Debt Instruments, etc. Section 7.9 of the Credit Agreement is hereby amended as follows:

(a) by deleting the word “or” at the end of clause (a) thereof; and

(b) by adding the following new clause (c) at the end of clause (b) thereof:

“, or (c) amend either of the SLA Purchase Agreements in a manner that is adverse to the Lenders.”

8. Consent to the Sale of the Purchased Duty Refund.

(a) Effective as of the Amendment Effective Date (as defined below), the Agents and the Required Lenders hereby consent to the sale by the Parent and the Borrower of the Purchased Duty Refund in accordance with the terms of the SLA Purchase and Sale Agreements.

(b) Except as expressly set forth herein, the amendments and consents set forth herein shall not by implication or otherwise limit, impair, constitute an amendment, waiver or consent of, or otherwise affect the rights or remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. The amendments, waivers and consents herein shall apply and be effective only with respect to the matters expressly covered thereby.

9. Release of Lien on the Purchased Duty Refund.

(a) Effective upon receipt by the Borrower of the Seller Amount (as defined in the Borrower SLA Purchase and Sale Agreement), the Collateral Agent hereby terminates and releases any and all Liens in favor of the Collateral Agent on the Purchased Duty Refund of Borrower, without recourse and without any representation or warranty of any kind, express or implied. Effective upon receipt by the Parent of the Seller Amount (as defined in the Parent SLA Purchase and Sale Agreement), the Collateral Agent hereby terminates and releases any and all Liens in favor of the Collateral Agent on the Purchased Duty Refund of the Parent, without recourse and without any representation or warranty of any kind, express or implied.

(b) Upon the written request of the Parent or the Borrower (such request to include the Seller Amount under the applicable SLA Purchase and Sale Agreement) not more than three Business Days prior to the Purchase Date (as defined in the applicable SLA Purchase and Sale Agreement) and upon receipt by the Collateral Agent of evidence that the Parent or Borrower, as applicable, have irrevocably instructed EDC to transfer the applicable Seller Amount to the account set forth in Section 13 of this Amendment, the Collateral Agent agrees that it will execute and deliver one or more Partial Releases, substantially in the form of Exhibit B hereto (each, a “Partial Release”, and collectively, the “Partial Releases”), which Partial Releases shall not be effective until receipt by the Parent or the Borrower, as applicable, of the applicable Seller Amount, and such other instruments and other writings as may be necessary to effect or evidence the termination of the Collateral Agent’s Lien on the applicable Purchased Duty Refund, but without representation, warranty or recourse to the Agents or the Lenders of any kind and at the sole cost and expense of the Borrower.

(c) The Administrative Agent and each Lender hereby confirm the Collateral Agent’s authority to execute and deliver the Partial Releases and to execute and/or deliver such additional Lien release documentation as it deems appropriate to carry out the terms of this Agreement.

10. Assignment for Security. Each of the Parent and the Borrower hereby collaterally assigns and grants to the Collateral Agent, for the benefit of the Secured Parties, as additional security for the payment and performance in full of the Obligations, a security interest in all of its right, title and interest in and to the SLA Purchase and Sale Agreements, including, without limitation, its right to receive payments pursuant to or in connection with the SLA Purchase and Sale Agreements and its right to receive the Purchased Duty Refund pursuant to Section 7.02 of the SLA Purchase and Sale Agreements. Neither this Amendment, nor any action taken by any Agent or any Lender pursuant hereto, shall cause any Agent or any Lender to be deemed to have assumed any of the obligations or liabilities of the Parent or the Borrower under the SLA Purchase and Sale Agreements.

11. Conditions. This Amendment shall become effective only upon the satisfaction in full, in a manner reasonably satisfactory to the Agents, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Amendment Effective Date”):

(a) Representations and Warranties. The representations and warranties contained in this Amendment and in Section 4 of the Credit Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Credit Agreement or any other Loan Document on or prior to the Amendment Effective Date shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).

(b) No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(c) Delivery of Documents. The Collateral Agent shall have received on or before the Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Amendment Effective Date:

(i) counterparts of this Amendment which bear the signatures of the Parent, the Borrower, the Agents, the Majority Facility Lenders in respect of the Term Loan and the Majority Revolving Credit Facility Lenders;

(ii) an acknowledgment and consent, in the form attached as Exhibit A to this Amendment, duly executed by each Guarantor; and

(iii) true, correct and complete copies of the SLA Purchase and Sale Agreements and the ACH Agreements, Escrow Agreements and Irrevocable Power of Attorneys (each as defined in the applicable SLA Purchase and Sale Agreement), and all agreements, instruments and other documents executed and delivered in connection with the SLA Purchase and Sale Agreements on or prior to September 27, 2006.

(d) Proceedings. All legal matters incident to this Amendment shall be reasonably satisfactory to the Agents and their counsel.

12. Representations and Warranties. To induce the Agents and Lenders to enter into this Amendment, each of the Parent and the Borrower hereby represents and warrants to the Agents and Lenders as follows:

(a) Organization, Good Standing, Etc. Each Loan Party (i) is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct the business in which it is currently engaged, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Credit Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization, Etc. The execution, delivery and performance of this Amendment and each other Loan Document being executed in connection with this Amendment by each Loan Party that is a party thereto, and the performance of the Credit Agreement as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any Loan Party’s Constituent Documents or any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document and other than a Lien in favor of EDC on the Purchased Duty Refund) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or any other Loan Document to which it is a party being executed in connection with this Amendment, or for the performance of the Credit Agreement, as amended hereby.

(d) Enforceability of Loan Documents. Each of this Amendment, the Credit Agreement, as amended hereby, and each other Loan Document is a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to the enforcement of creditor’s rights and by general equitable principles.

(e) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 4 of the Credit Agreement and in each other Loan Document are true and correct on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(f) Softwood Lumber Agreement. On the date hereof and on the Purchase Date, the Softwood Lumber Agreement is in full force and effect.

(g) Existing Indentures. No consent to the sale of the Purchased Duty Refund or the execution, delivery or performance of the SLA Purchase and Sale Agreements is required under the Existing Indentures.

13. Covenants.

(a) Payments Under the SLA Purchase and Sale Agreements. The Parent and the Borrower hereby covenant and agree that (i) they shall irrevocably direct EDC to make all payments, including, without limitation, payment of the applicable Seller Amount, to the Parent under the Parent SLA Purchase and Sale Agreement and to the Borrower under the Borrower SLA Purchase and Sale Agreement to Account Number 9400-7311078 maintained by the Borrower at The Toronto—Dominion Bank, or such other account subject to the perfected, first priority Lien of the Collateral Agent and (ii) an amount equal to not less than 75% of each such payment shall be held in an account subject to the perfected, first priority Lien of the Collateral Agent until the Loans are prepaid in accordance with Section 2.13(f)(ii) of the Credit Agreement; provided, that the Parent and its Subsidiaries shall remain obligated to comply with Section 7.17 of the Credit Agreement and nothing set forth in this Section 13 shall limit the obligations of the Parent and its Subsidiaries under such Section.

14. Continued Effectiveness of the Credit Agreement and Loan Documents. Each of the Parent and the Borrower hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to “the Credit Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the ratable benefit of the Secured Parties, or to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in or Lien on, any Collateral as security for the Obligations of any Loan Party from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the Obligations of any Loan Party, other than as expressly provided herein.

15. Amendment as Loan Document. Each of the Parent and the Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (1) any representation or warranty made by the Parent or the Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (2) the Parent or the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

16. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) The Borrower will pay on demand all reasonable fees, costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Collateral Agent and the Administrative Agent.

(d) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(e) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f) THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

PARENT:

POPE & TALBOT, INC.

By:	/s/ Maria M. Pope
	Name:	Maria M. Pope
	Title:	Vice President - General Manager Wood Products Division, Chief Financial Officer and Secretary

BORROWER:

POPE & TALBOT, LTD.

By:	/s/ Maria M. Pope
	Name:	Maria M. Pope
	Title:	President and Chief Financial Officer

COLLATERAL AGENT, TERM LOAN B AGENT AND LENDER:

ABLECO FINANCE LLC,
on behalf of itself and its Affiliate assigns

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Senior Vice President

ADMINISTRATIVE AGENT AND LENDER:

WELLS FARGO FINANCIAL CORPORATION
CANADA

By:	/s/ Nick Scarfo
	Name:	Nick Scarfo
	Title:	Vice President

LENDERS:

COAST DL FUNDING LLC

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Person

OHSF FINANCING, LTD.

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Person

OHSF II FINANCING, LTD.

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Person

OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD.

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Person

OAK HILL CREDIT ALPHA FINANCE I, LLC

By:	Oak Hill Credit Alpha Fund, L.P., its Member

By:	Oak Hill Credit Alpha Gen Par, L.P., its General Partner

By:	Oak Hill Credit Alpha MGP, LLC, its General Partner

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Person

OAK HILL CREDIT ALPHA FINANCE I (OFFSHORE), LTD.

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Person

LERNER ENTERPRISES, L.P.

By:	Oak Hill Advisors, L.P., as Investment Advisor for Lerner Enterprises, L.P.

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Person

REGIMENT CAPITAL SPECIAL SITUATIONS FUND III, L.P.

By:	/s/ Richard J. Miller
	Name:	Richard J. Miller
	Title:	MD

FORTRESS CREDIT OPPORTUNITIES I LP

By:	Fortress Credit Opportunities I GP LLC, its general partner

By:	/s/ Constantine Dakolias
	Name:	Constantine Dakolias
	Title:	Chief Credit Officer

FORTRESS CREDIT OPPORTUNITIES II LP

By:	Fortress Credit Opportunities II GP LLC, its general partner

By:	/s/ Constantine Dakolias
	Name:	Constantine Dakolias
	Title:	Chief Credit Officer

FORTRESS CREDIT FUNDING I LP

By:	Fortress Credit Funding II GP LLC, its general partner

By:	/s/ Constantine Dakolias
	Name:	Constantine Dakolias
	Title:	Chief Credit Officer

CREDIT GENESIS CLO 2005-1 LTD.

By:	/s/ Jeffery Rosencranz
	Name:	Jeffery Rosencranz
	Title:	Principal

DURHAM ACQUISITION CO., LLC

By:	/s/ Jeffery Rosencranz
	Name:	Jeffery Rosencranz
	Title:	Principal

HBK MASTER FUND L.P.

By:	HBK Investments L.P. its Investment Advisor

By:	/s/ David C. Haley
	Name:	David C. Haley
	Title:	Authorized Signatory

CITIGROUP FINANCIAL PRODUCTS INC.

By:	/s/ William S. Strattman
	Name:	William S. Strattman
	Title:	Authorized Signatory

QUADRANGLE MASTER FUNDING LTD

By:	Quadrangle Debt Recovery Advisors LLC Its: Advisor

By:	/s/ Andrew Herenstein
	Name:	Andrew Herenstein
	Title:	Member

DK ACQUISITION PARTNERS, L.P.

By:	M.H. Davidson & Co., its General Partner

By:	/s/ Michael Leffell
	Name:	Michael Leffell
	Title:	Deputy Managing Partner

LASALLE BUSINESS CREDIT, a division of ABN AMRO Bank N.V., Canada Branch

By:	/s/ Darcy Mack Keith Hughes
	Name:	Darcy Mack Keith Hughes
	Title:	FUP Senior Vice President

EXHIBIT A

ACKNOWLEDGMENT AND CONSENT

The undersigned, as a party to one or more Loan Documents, as defined in the Credit Agreement dated as of June 28, 2006 (as heretofore amended or otherwise modified, the “Credit Agreement”), by and among POPE & TALBOT, INC., a Delaware corporation (the “Parent”), POPE & TALBOT LTD., a Canadian corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN BROTHERS INC., as sole arranger and sole bookrunner (in such capacity, the “Arranger”), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the “Syndication Agent”), WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as Administrative Agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”),ABLECO FINANCE LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and ABLECO FINANCE LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent” and together with the administrative agent and the Collateral Agent, each an “Agent” and collectively, the “Agents”), hereby (i) acknowledges and consents to the First Amendment and Consent dated the date hereof (the “Amendment”, all terms defined therein being used herein as defined therein) to the Credit Agreement; (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Documents to “the Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by the Amendment; and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, for the benefit of the Secured Parties, or to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in or lien on, any collateral as security for the obligations of any Guarantor from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for, in addition to the other obligations secured thereby, all obligations of such guarantors outstanding upon the taking effect of the Amendment.

Dated: September 26, 2006

POPE & TALBOT SPEARFISH LIMITED PARTNERSHIP

By:	POPE & TALBOT LTD., as General Partner

By:	/s/ Dee Ann Lindsley
	Name:	Dee Ann Lindsley
	Title:	Assistant Secretary

PENN TIMBER, INC.

By:	/s/ Dee Ann Lindsley
	Name:	Dee Ann Lindsley
	Title:	Assistant Secretary

POPE & TALBOT RELOCATION SERVICES, INC.

By:	/s/ John Shepherd
	Name:	John Shepherd
	Title:	Assistant Secretary

P&T POWER COMPANY

By:	/s/ Dee Ann Lindsley
	Name:	Dee Ann Lindsley
	Title:	Assistant Secretary

POPE & TALBOT PULP SALES U.S., INC.

By:	/s/ John Shepherd
	Name:	John Shepherd
	Title:	Assistant Secretary

POPE & TALBOT LUMBER SALES, INC.

By:	/s/ John Shepherd
	Name:	John Shepherd
	Title:	Assistant Secretary

MACKENZIE PULP LAND LTD.

By:	/s/ Dee Ann Lindsley
	Name:	Dee Ann Lindsley
	Title:	Assistant Secretary

P&T LFP INVESTMENT LIMITED PARTNERSHIP

By:	P&T FUNDING LTD., as General Partner

By:	/s/ John Shepherd
	Name:	John Shepherd
	Title:	Assistant Secretary

P&T FUNDING LTD.

By:	/s/ John Shepherd
	Name:	John Shepherd
	Title:	Assistant Secretary

P&T FINANCE ONE LIMITED PARTNERSHIP

By:	PENN TIMBER, INC., as General Partner

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

P&T FINANCE TWO LIMITED PARTNERSHIP

By:	PENN TIMBER, INC., as General Partner

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

P&T FACTORING LIMITED PARTNERSHIP

By:	POPE & TALBOT PULP SALES U.S., INC., as Managing General Partner

By:	/s/ John Shepherd
	Name:	John Shepherd
	Title:	Assistant Secretary

P&T FINANCE THREE LLC

By:	POPE & TALBOT LTD., as Manager

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

EXHIBIT B

PARTIAL RELEASE

ABLECO FINANCE LLC

299 Park Avenue

New York, New York 10171

Pope & Talbot Ltd.

Pope & Talbot, Inc.

1500 S. W. First Avenue

Suite 200

Portland, Oregon 97201

Attention: Chief Financial Officer

Re:	Release of Lien on Purchased Refund

Reference is made to (i) the Credit Agreement, dated as of June 28, 2006 (as heretofore amended or otherwise modified, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement), by and among POPE & TALBOT, INC., a Delaware corporation (the “Parent”), POPE & TALBOT LTD., a Canadian corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN BROTHERS INC., as sole arranger and sole bookrunner (in such capacity, the “Arranger”), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the “Syndication Agent”), WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), ABLECO FINANCE LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and ABLECO FINANCE LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent” and together with the Administrative Agent and the Collateral Agent, each an “Agent” and collectively, the “Agents”) and (ii) the Softwood Lumber Agreement Cash Deposits Purchase and Sale Agreement, dated as of September ___, 2006 (the “SLA Purchase and Sale Agreement”), between [the Borrower][the Parent] and EXPORT DEVELOPMENT CANADA (“EDC”)

1. Effective upon receipt by [the Parent][the Borrower] of the Seller Amount (as defined in the SLA Purchase and Sale Agreement):

(a) Without recourse and without any representation or warranty of any kind, express or implied, the Collateral Agent hereby terminates and releases any and all Liens in favor of the Collateral Agent in the Purchased Refund (as defined in the SLA Purchase and Sale Agreement); and

(b) The Collateral Agent hereby agrees that it will execute and/or deliver such instruments and other writings as may be necessary to effect or evidence the termination of the Liens on the Purchased Refund, but without representation, warranty or recourse to the Agents or the Lenders and at the sole cost and expense of the Parent and the Borrower.

2. The release of Liens set forth herein shall apply only to the Purchased Refund and does not allow for the release of Lien on any other Collateral. The Collateral Agent’s Lien on all other Collateral shall remain in full force and effect, and the terms and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

3. THIS PARTIAL RELEASE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Very truly yours,

ABLECO FINANCE LLC, as Collateral Agent

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Senior Vice President